UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

AMERICAN HOMES 4 RENT

(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series D perpetual preferred shares of beneficial interest, $.01 par value	AMH-D	New York Stock Exchange
Series E perpetual preferred shares of beneficial interest, $.01 par value	AMH-E	New York Stock Exchange
Series F perpetual preferred shares of beneficial interest, $.01 par value	AMH-F	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 17, 2020, American Homes 4 Rent (the “Company”) and American Homes 4 Rent, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into a sales agreement (the “Sales Agreement”) with each of Morgan Stanley & Co. LLC, B. Riley FBR, Inc., BTIG, LLC, BofA Securities, Inc., Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as sales agents (collectively, the “Sales Agents”), each of B. Riley FBR, Inc., BofA Securities, Inc., Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as forward sellers (collectively, the “Forward Sellers”), and each of B. Riley FBR, Inc., Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Wells Fargo Bank, National Association, as forward purchasers (collectively, the “Forward Purchasers”).

Under the terms of the Sales Agreement, the Company may issue and sell from time to time through or to the Sales Agents or by the Forward Sellers its Class A common shares of beneficial interest, $0.01 par value per share, having an aggregate offering price of up to $500.0 million (the “Class A Common Shares”).

The Class A Common Shares will be offered and sold through the Sales Agents, as the Company’s sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchaser, over a period of time and from time to time in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Sales Agents, subject to mutual agreement among the Sales Agents and the Company, may also sell the Class A Common Shares sold to it as principal by any other method permitted by law, including, but not limited to, privately negotiated transactions. The Sales Agents and the Forward Sellers are not required to sell any specific number or dollar amount of the Class A Common Shares, but each Sales Agent and each Forward Seller will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices to sell such Class A Common Shares (if acting as the Company’s sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser) up to the amount specified, and otherwise in accordance with mutually agreed terms. The Company also may sell Class A Common Shares to any Sales Agent as principal for its own account. If the Company sells Class A Common Shares to any Sales Agent as principal, it will enter into a separate terms agreement setting forth the terms of such transaction.

The Company or any Sales Agent may at any time suspend the offering of the Class A Common Shares pursuant to the terms of the Sales Agreement. The offering of the Class A Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the Class A Common Shares subject to the Sales Agreement (including shares sold by the Company to or through the Sales Agents and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $500.0 million and (ii) with respect to the Sales Agreement or terms agreement, the termination of the Sales Agreement by the Company, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein.

The Sales Agreement provides that, in addition to issuance and sale of Class A Common Shares through the Sales Agents, the Company also may enter into one or more letter agreements (each, a “Forward Contract”) with each of the Forward Purchasers in a form attached as Exhibit D to the Sales Agreement. On June 17, 2020, the Company entered into separate Forward Contracts with each of the Forward Purchasers. Under the terms of any Forward Contract, the relevant Forward Purchaser will, at the Company’s request from time to time pursuant to mutually agreed instructions and a supplemental confirmation (together with the applicable Forward Contract, a “Forward Sale Agreement”), borrow from third parties and, through the relevant Forward Seller, sell a number of Class A Common Shares equal to the number of shares underlying the particular Forward Sale Agreement. The Company will not initially receive any proceeds from any sale of Class A Common Shares borrowed by a Forward Purchaser and sold through a Forward Seller. The Company expects to fully physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of shares of the Company’s Class A Common Shares underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share. Although the Company expects to settle any Forward Sale Agreements by the physical delivery of Class A Common Shares in exchange for cash proceeds, the Forward Sale Agreements will allow the Company to cash or net-share settle all or a portion of its obligations. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe Class A Common Shares to the relevant Forward Purchaser.

Each Sales Agent will be entitled to a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any Class A Common Shares sold through it. Each Forward Seller will receive a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares.

The Company intends to contribute the net proceeds from the sale of the Class A Common Shares to its Operating Partnership, which intends to subsequently use such net proceeds (i) to repay indebtedness the Company has incurred or expects to incur under its revolving credit facility, (ii) to develop new single-family properties and communities, (iii) to acquire and renovate single-family properties and for related activities in accordance with the Company’s business strategy, and (iv) for working capital and general corporate purposes, including repurchases of the Company’s securities, acquisitions of additional properties, capital expenditures and the expansion, redevelopment and/or improvement of properties in the Company’s portfolio.

The Class A Common Shares will be issued pursuant to the Company’s automatic shelf registration statement filed with the Securities and Exchange Commission on June 17, 2020 (File No. 333-239227), a base prospectus, dated June 17, 2020, included as part of the registration statement, and a prospectus supplement, dated June 17, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement, including the form of Forward Contract, is attached to this report as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

At-the-Market Issuance Sales Agreement dated June 17, 2020, by and among the Company, the Operating Partnership, each of Morgan Stanley & Co. LLC, B. Riley FBR, Inc., BTIG, LLC, BofA Securities, Inc., Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as sales agents, each of B. Riley FBR, Inc., BofA Securities, Inc., Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as forward sellers, and each of B. Riley FBR, Inc., Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Class A Common Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Chief Governance Officer, EVP